EXHIBIT 24.1
                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints J. Thomas May and Barry L. Crow, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Simmons First National Corporation (the "Company") pertaining to the registration of up to 100,000 shares of the Company's Class A Common Stock, $1.00 par value per share, to be offered pursuant to the Company's Dividend Reinvestment Plan and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ J. Thomas May
---------------------------------
J. Thomas May
Director

/s/ W.  E. Ayres
 ---------------------------------
W. E. Ayres
Director

---------------------------------
Ben V. Floriani
Director

/s/ Lara F. Hutt, III
---------------------------------
Lara F. Hutt, III
Director

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George Makris, Jr.
Director

/s/ David R. Perdue
---------------------------------
David R. Perdue
Director

---------------------------------
Harry L. Ryburn
Director

/s/ Donald W. Stone
---------------------------------
Donald W. Stone
Director

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Henry F. Trotter, Jr
Director

Date: May 20, 1998